CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust regarding the Prospectus and Statement of Additional Information of Livian Equity Opportunity Fund, a series of the Investment Managers Series Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 25, 2016

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated April 4, 2016 related to the statements of financial condition, including the schedules of investments, as of December 31, 2015 and 2014, and the related statements of operations and changes in partners’ capital for the years then ended of Livian Capital Opportunities, LP Series A Livian Equity Opportunity Fund in this Post Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II regarding the Prospectus and Statement of Additional Information of Livian Equity Opportunity Fund, a series of the Investment Managers Series Trust II.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
July 25, 2016